SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

March 22, 2002

(Date of earliest event reported)

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Florida	34-027228	65-0507804

(State of other jurisdiction or incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida		33304

(Address of principal executive offices)		(Zip Code)

(954) 760-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On March 22, 2002, BankAtlantic, a wholly-owned subsidiary of BankAtlantic Bancorp, Inc., acquired Community Savings Bankshares Inc. (“CSB”), the parent company of Community Savings, F.A. (“Community”), for approximately $170.3 million in cash and immediately merged CSB into BankAtlantic. At the acquisition date, BankAtlantic Bancorp made a $78.5 million capital contribution to BankAtlantic. BankAtlantic funded the acquisition of CSB using funds from this capital contribution and funds obtained from the liquidation of investments and short term borrowings. Community was a federally chartered savings and loan association founded in 1955 and headquartered in North Palm Beach, Florida. Community had 21 branches, with 13 located in Palm Beach County, 4 located in Martin County, 3 located in St. Lucie County and 1 located in Indian River County.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

     Community Savings Bankshares, Inc.’s statements of financial condition as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2001 are contained herein.

(b)	Pro Forma Financial Information

     This pro forma financial information was derived by combining our reported historical financial information with CSB’s historical financial information and making adjustments to the combined information to reflect events that occurred subsequent to December 31, 2001 and events that we assume would have occurred because of the acquisition. The pro forma information should be read along with our historical financial statements and CSB’s historical financial statements. CSB was a public company and filed annual, quarterly, proxy statements and other information with the SEC. In addition, CSB’s financial statements as of and for the year ended December 31, 2001 are included with this Form 8-K and filed as an exhibit hereto. CSB’s common stock was listed on the Nasdaq National Market under the trading symbol “CMSV.” This pro forma combined financial data is furnished for illustrative purposes only, and this information is not necessarily indicative of the results of operations or financial position which actually would have been obtained if the merger had been effected at the beginning of the periods or as of the date indicated or of the financial position or results of operations which we might obtain in the future.

     Our historical financial information has been adjusted to reflect the completion, during the first quarter of 2002, of an underwritten public offering of our 8.50% Trust Preferred Securities. The pro forma information is based upon the purchase method of accounting. Under this method of accounting, assets and liabilities of CSB are recorded at their estimated fair value, and the amount of purchase price in excess of the fair value of tangible and identifiable intangible net assets acquired is recorded as cost over fair value of net assets acquired.

     The pro forma combined statement of operations does not include $1.1 million (pre-tax) of BankAtlantic’s non-recurring merger related costs and restructuring charges. In addition, the pro forma does not assume or include any possible cost savings or revenue opportunities that may be realized as a result of the acquisition.

     The pro forma combined statement of financial position and statement of operations also does not include our investment in Bluegreen Corporation (“Bluegreen”), which included the borrowing of $29.9 million under BankAtlantic Bancorp’s existing line of credit. In April 2002, BankAtlantic Bancorp and its wholly owned subsidiary, Levitt Companies, announced the acquisition of a 40% interest in Bluegreen, a New York Stock Exchange listed company, for an aggregate purchase price of approximately $56 million. The acquisition of Bluegreen will be accounted for based on the equity method of accounting. Under the equity method of accounting the investment in Bluegreen was recorded at cost and the carrying amount of the investment will be adjusted to recognize our 40% interest in the earnings or loss of Bluegreen after the acquisition date. The funds for the investment in Bluegreen were obtained from $29.9 million of borrowings from BankAtlantic Bancorp’s existing bank line of credit, the trust preferred offering described above, the sale of equity securities from BankAtlantic Bancorp’s portfolio and Levitt Companies’ working capital. Our investment in Bluegreen did not meet the requirements for pro forma disclosure under the applicable accounting rules.

     The pro forma combined statement of financial position and statement of operations also does not include the April 26, 2002 acquisition of certain assets and the assumption of certain liabilities from Gruntal & Co., LLC (“Gruntal”) by Ryan, Beck & Co. LLC, BankAtlantic Bancorp’s wholly owned subsidiary.

     The pro forma combined statement of financial position assumes the acquisition occurred on December 31, 2001. The pro forma combined statement of operations assumes the acquisition occurred on January 1, 2001.

BankAtlantic Bancorp Inc.
Unaudited Pro Forma Combined Statement of Financial Position
December 31, 2001

	BankAtlantic	(A)			(B)
	Bancorp	Trust	Adjusted	Community	Acquisition	Pro Forma
	December 31,	Preferred	BankAtlantic	December 31,	Pro Forma	December 31,
(In Thousands)	2001	Offering	Bancorp	2001	Adjustments	2001

ASSETS

Loans receivable, net	$2,774,238	$—	$2,774,238	$663,419	$(4,884)	$3,432,773

Securities and short term investments	1,397,465	—	1,397,465	211,429	(137,775)	1,471,119

Cost over fair value of net assets acquired	39,859	—	39,859	—	62,019	101,878

Real estate held for development and sale	178,273	—	178,273	20,607	(7,000)	191,880

Core deposit intangible assets	—	—	—	—	15,117	15,117

Other Assets	264,651	55,375	320,026	60,072	2,559	382,657

Total assets	$4,654,486	$55,375	$4,709,861	$955,527	$(69,964)	$5,595,424

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$2,276,567	$—	$2,276,567	$686,278	$1,729	$2,964,574

Advances from FHLB	1,106,030	—	1,106,030	134,143	4,838	1,245,011

Short-term borrowings	467,070	—	467,070	—	31,466	498,536

Other borrowings	206,178	55,375	261,553	12,645	1,881	276,079

Other liabilities	162,968	—	162,968	7,376	5,207	175,551

Total liabilities	4,218,813	55,375	4,274,188	840,442	45,121	5,159,751

Total stockholders’ equity	435,673	—	435,673	115,085	(115,085)	435,673

Total liabilities and stockholders’ equity	$4,654,486	$55,375	$4,709,861	$955,527	$(69,964)	$5,595,424

PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION FOOTNOTES

A. Trust preferred offering

     In March 2002, we received net proceeds of $53.5 million (net of $1.8 million of offering costs) through an underwritten public offering of $55.4 million of 8.50% Trust Preferred Securities. We used the proceeds from the Trust Preferred Securities offering to partially fund the CSB acquisition in the above pro forma. The Trust Preferred Securities were included in the above pro forma information as if the transaction occurred at December 31, 2001.

B. Acquisition pro forma adjustments

     Included in the table below is the estimated fair value of assets acquired and liabilities assumed in connection with the acquisition of CSB, assuming the acquisition was consummated at December 31, 2001 (in thousands).

	Historical
	CSB	Acquisition		Estimated
	Dec. 31,	Pro Forma		Fair
	2001	Adjustments		Value

Loans receivable, net	$663,419	$(4,884	)A	$658,535

Securities and short term investments	211,429	1,058	A	212,487

Real estate held for development and sale and joint ventures	20,607	(7,000	)B	13,607

Other Assets	60,072	2,559	C	62,631

Deposits	(686,278)	(1,729	)A	(688,007)

Advances from FHLB	(134,143)	(4,838	)A	(138,981)

Other borrowings	(12,645)	(1,881	)A	(14,526)

Other liabilities	$(7,376)	$(5,207	)D	(12,583)

Estimated fair value of net tangible assets acquired				93,163

Cost over fair value of net assets acquired				62,019

Core deposit intangible assets				15,117

Total acquisition cost				$170,299

     The total acquisition cost represents $165.3 million in cash paid to CSB shareholders, $4.5 million of change in control payments and $500,000 of acquisition costs. The acquisition pro forma adjustments assume that the CSB acquisition was funded by the trust preferred securities offering, the December 2001 equity offering, short term borrowings and the liquidation of securities available for sale and short term investments.

A.	The acquisition pro forma adjustments represent the fair value of the above financial assets and liabilities based on market interest rates at the acquisition date.

B.	Real estate held for development and sale and joint venture acquisition pro forma adjustment was based on an estimated fair value of our investment using discounted cash flow methodology.

C.	Other assets acquisition pro forma adjustments consisted of a $6.5 million increase in deferred tax assets and $4.9 million of mortgage servicing rights, partially offset by a $8.8 million decrease associated with office properties and equipment. The adjustment to Community’s office properties and equipment were primarily reductions in the carrying amounts of branch and back office facilities. The increase in deferred tax assets resulted from book versus tax temporary differences associated with purchase accounting entries. Residential mortgage servicing rights were valued at the acquisition date in anticipation of a subsequent sale of the mortgage servicing rights

D.	Other liabilities acquisition pro forma entries consisted of accrued liabilities for employee related benefits and investment banking and professional fees.

BANKATLANTIC BANCORP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	BankAtlantic
	Bancorp			Community		Pro Forma
	for the			for the		for the
	Year	Trust	Adjusted	Year	Acquisition	Year
	Ended Dec. 31,	Preferred	BankAtlantic	Ended Dec. 31,	Pro Forma	Ended Dec. 31,
(In Thousands Except Per Share Data)	2001	Offering	Bancorp	2001	Adjustments	2001

Interest and fees on loans and leases	$237,064	$—	$237,064	$53,154	$(611)	$289,607

Interest and dividends on investments	88,554	—	88,554	11,758	(6,474)	93,838

Total interest income	325,618	—	325,618	64,912	(7,085)	383,445

Interest on deposits	85,668	—	85,668	27,764	(865)	112,567

Interest on short term borrowings	24,270	—	24,270	—	1,281	25,551

Interest on other borrowings	77,661	4,767	82,428	9,128	(1,366)	90,190

Total interest expense	187,599	4,767	192,366	36,892	(950)	228,308

Net interest income	138,019	(4,767)	133,252	28,020	(6,135)	155,137

Provision for loan losses	16,905	—	16,905	5,138	—	22,043

Net interest income after provision for loan losses	121,114	(4,767)	116,347	22,882	(6,135)	133,094

Investment banking income	43,436	—	43,436	—	—	43,436

Service charges on deposits	16,372	—	16,372	3,928	—	20,300

Other service charges and fees	14,731	—	14,731	224	—	14,955

Gains on sales of securities, net	3,597	—	3,597	—	—	3,597

Gains on sales of real estate and joint venture activities	36,583	—	36,583	438	—	37,021

Other	8,554	—	8,554	415	—	8,969

Total non-interest income	123,273	—	123,273	5,005	—	128,278

Employee compensation and benefits	95,098	—	95,098	13,548	—	108,646

Occupancy and equipment	28,491	—	28,491	5,885	(295)	34,081

Advertising and promotion	7,897	—	7,897	635	—	8,532

Intangible asset impairment and amortization	10,697	—	10,697	—	1,512	12,209

Other	48,193	—	48,193	5,094	—	53,287

Total non-interest expense	190,376	—	190,376	25,162	1,217	216,755

Income before income taxes, extraordinary item and cumulative effect of a change in accounting principles	54,011	(4,767)	49,244	2,725	(7,352)	44,618

Provision for income taxes	22,736	(1,716)	21,020	564	(2,647)	18,937

Income before extraordinary item and cumulative effect of a change in accounting principles	$31,275	$(3,051)	$28,224	$2,161	$(4,705)	$25,680

Basic earnings per share before extraordinary item and cumulative effect of a change in accounting principles	$0.74					$0.61

Diluted earnings per share before extraordinary item and cumulative effect of a change in accounting principles	$0.63					$0.54

Basic weighted average number of common and common equivalent shares outstanding	42,091,961					42,091,961

Diluted weighted average number of common and common equivalent shares outstanding	54,313,104					54,313,104

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOOTNOTES

A. Trust Preferred Offering

     Interest on other borrowings adjustment consisted of additional interest expense associated with the issuance of the 8.50% Trust Preferred Securities.

B. Acquisition Pro Forma Adjustments

     The interest income adjustment primarily consisted of (i) the projected amortization of loan fair value adjustments over a projected eight year life, (ii) the amortization of fair value adjustments associated with investment securities over a projected five year life and (iii) the reduction in investment interest income associated with the liquidation of securities available for sale and short term investments which were used to fund a portion of the acquisition purchase price. The assumed average interest rate on the investment securities were 3.72% for the year ended December 31, 2001.

     The interest expense adjustment primarily consisted of: (i) a decrease in interest expense associated with the projected amortization of fair value adjustments on certificate accounts over a two year projected average maturity, (ii) an increase in interest expense associated with the projected amortization of fair value adjustments on mortgage bonds over a twelve year average life, (iii) the decrease in interest expense associated with the projected amortization of fair value adjustments on advances from the FHLB over a five year average life and (iv) an increase in short term borrowings in order to fund the acquisition. The assumed short term borrowings average interest rate was 4.07% for the year ended December 31, 2001.

     The adjustment to non-interest expense represents the straight-line amortization of the core deposit intangible asset over ten years and the straight line amortization of the branch facilities fair value adjustment over twenty years. The amortization of the core deposit intangible asset is not deductible for income tax purposes.

     Cost over fair value of net assets acquired associated with the acquisition is not amortized in the above pro forma due to Financial Accounting Standards Board Statement Number 142 and is subject to impairment testing on an annual basis. The cost over fair value of net assets acquired associated with the acquisition is not deductible for income tax purposes.

     BankAtlantic’s merger related non-recurring expenses, estimated to be approximately $1.1 million, were not included in the above pro forma. These expenses consisted of impairment charges associated with closed BankAtlantic branches, data conversion costs relating to transferring customers to BankAtlantic’s systems and professional fees.

     The assumed effective income tax rate was 36%.

(c)	Exhibits

Exhibit 23.1 -	Consent of Crowe Chizek and Company, LLP

Exhibit 99.1 -	Consolidated Financial Statements of Community Savings Bankshares, Inc. as of and for the year ended December 31, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.

By: /s/ James A. White

James A. White Chief Financial Officer